Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-120924
_____________________________________________________________________________

                          DELTA PETROLEUM CORPORATION

                   SUPPLEMENT NO. 1 DATED JANUARY 26, 2004
                    TO PROSPECTUS DATED DECEMBER 27, 2004


     EMD Colorado One, Inc., Spottie, Inc. and Edward Mike Davis have transferred all of the shares offered by the prospectus to Edward Mike Davis, L.L.C. As a result, the Selling Shareholder table is revised to read as follows:

                             Shares                       Shares Bene-
                       Beneficially Owned              ficially Owned After
                     Prior to the Offering               the Offering(1)
                     ---------------------   Shares   ---------------------
                                   Percent   Offered              Percent
Selling Shareholders  Number(2)    of Class  Hereby    Number     of Class
--------------------  ---------    --------  -------  ---------   --------

Edward Mike Davis,    2,496,232      6.2%    675,000  1,821,232     4.6%
  L.L.C. (2)

---------------

(1) Assumes that the selling shareholder will sell all of the shares of common stock offered pursuant to this prospectus. We cannot assure you that the selling shareholder will sell all or any of these shares.

(2) Edward Mike Davis, L.L.C. is owned and controlled solely by Edward Mike Davis. The number of shares as beneficially owned includes all shares beneficially owned by Mr. Davis.